UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No._)

Filed by the Registrant ☒
Filed by a party other than the Registrant ☐

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

SOUND FINANCIAL BANCORP, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

SOUND FINANCIAL BANCORP, INC.
2400 3rd Avenue, Suite 150
Seattle, Washington 98121
(206) 448-0884

SUPPLEMENT TO PROXY STATEMENT
FOR ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 27, 2025

On April 16, 2025, Sound Financial Bancorp, Inc. (the “Company”) filed with the Securities and Exchange Commission (the “SEC”) and made available to shareholders its definitive proxy statement (the “Proxy Statement”) relating to the Company’s 2025 Annual Meeting of Shareholders (the “Annual Meeting”), to be held on May 27, 2025, at 10:00 a.m. Pacific Time.

The Proxy Statement correctly identified the Annual Meeting date as May 27, 2025; however, due to a clerical error, the day of the week was incorrectly stated in two places (in the “Notice of Annual Meeting of Shareholders” and on the first page of the Proxy Statement) as “Wednesday” instead of “Tuesday.” The Company is providing this supplement to the Proxy Statement (this “Supplement”) to clarify that the Annual Meeting will be held on Tuesday, May 27, 2025, at 10:00 a.m. Pacific Time.

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This Supplement is being filed with the SEC, and first made available to shareholders on, May 2, 2025. No other changes have been made to the Proxy Statement or to the matters to be considered at the Annual Meeting, and this Supplement does not otherwise modify or affect the Proxy Statement. If you have already voted your shares, you do not need to vote again unless you wish to change your vote on any proposal.